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                                                                    EXHIBIT 11
                 HEALTHDYNE TECHNOLOGIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                  Three Months Ended
                                                                       March 31,
                                                              ---------------------------
                                                                 1997             1996
                                                                 ----             ----
Primary

Net earnings                                                  $   1,279             1,777
                                                              =========         =========

Shares:
     Weighted average number of
       common shares outstanding                                 12,665            12,482
     Shares issuable from assumed
       exercise of options and warrants                             605               468
                                                              ---------         ---------

     Weighted average number of
       common shares and common
       share equivalents                                         13,270            12,950
                                                              =========         =========

Net earnings per common share
  and common share equivalent                                 $     .10               .14
                                                              =========         =========

Fully Diluted

Net earnings                                                  $   1,279             1,777
                                                              =========         =========

Shares:
     Weighted average number of
       common shares outstanding as
       adjusted per primary
       computation above                                         13,270            12,950

     Additional shares issuable from
       assumed exercise of options and
       warrants computed on a fully
       diluted basis                                                 60                61
                                                              ---------         ---------

                                                                 13,330            13,011
                                                              =========         =========

Net earnings per common share
  and common share equivalent                                 $     .10               .14
                                                              =========         =========








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